Exhibit 2
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of Global Med Technologies, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 9th day of December, 2008.
VICTORY PARK CAPITAL ADVISORS, LLC

By:	Jacob Capital, L.L.C., its Manager

By:	/s/ Richard Levy
Name: Richard Levy
Title: Sole Member
VICTORY PARK SPECIAL SITUATIONS MASTER FUND, LTD.

By:	/s/ Richard Levy
Name: Richard Levy
Title: Attorney-in-Fact
JACOB CAPITAL, L.L.C.

By:	/s/ Richard Levy
Name: Richard Levy
Title: Sole Member
RICHARD LEVY

/s/ Richard Levy
Richard Levy

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